Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On June 30, 2015, Blackhawk Network Holdings, Inc. (we, us, our) completed the acquisition (the Acquisition) of Achievers Corp. and its subsidiaries (collectively, Achievers). We derived the following unaudited pro forma condensed combined balance sheet as of March 28, 2015 from our historical unaudited condensed consolidated balance sheet as of March 28, 2015 and the historical unaudited condensed consolidated balance sheet of Achievers as of March 31, 2015, giving effect to the Acquisition as if it had occurred on March 28, 2015. The unaudited pro forma condensed combined statements of operations for the 12 weeks ended March 28, 2015 and for the fiscal year ended January 3, 2015 combine the historical consolidated statements of operations of us and Achievers, giving effect to the Acquisition as if it had occurred on December 29, 2013. We derived the condensed consolidated statements of operations of Achievers for the fiscal year ended January 3, 2015 from Achievers' audited consolidated statement of operations for the year-end September 30, 2014, which we adjusted by subtracting the results for the three months ended December 31, 2013 and adding the results for the three months ended December 31, 2014. We derived the unaudited condensed consolidated statements of operations of Achievers for the 12 weeks ended March 28, 2015 from Achievers' unaudited condensed consolidated statement of operations for the six months ended March 31, 2015 and subtracting the results for the three months ended December 31, 2014. We adjusted the historical condensed consolidated financial statements of Achievers to reflect certain reclassifications to conform with our financial statement presentation (see Note 2—Reclassifications in the notes to the unaudited pro forma condensed combined financial statements).
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with our historical consolidated financial statements and accompanying notes contained in our Annual Report on Form 10-K for our fiscal year ended January 3, 2015 and Quarterly Report on Form 10-Q for our quarter ended March 28, 2015 and Achievers historical audited consolidated financial statements and accompanying notes for its fiscal year ended September 30, 2014 and interim unaudited condensed consolidated financial statements as of March 31, 2015 and for the six months ended March 31, 2015 and March 31, 2014 which are included as Exhibit 99.1 to our Current Report on Form 8-K/A to which this pro forma information is attached as Exhibit 99.2.
We prepared these unaudited pro forma condensed combined financial statements for informational purposes only in accordance with Article 11 of Regulation S-X, and they are not necessarily indicative of future results or of actual results that would have been achieved had the Acquisition been consummated as of the dates presented, and should not be taken as representative of our future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve, or any additional expenses that we may incur, with respect to the combined companies.
We have accounted for the Acquisition in accordance with Accounting Standards Codification 805, Business Combinations. Accordingly, we have allocated the total estimated purchase price, calculated as described in Note 1—Basis of Pro Forma Presentation to these unaudited pro forma condensed combined financial statements, on a preliminary basis to intangible assets acquired and net liabilities assumed in connection with the Acquisition based on their estimated fair values on the acquisition date. These allocations reflect various preliminary estimates that are available at the time of the preparation of our Current Report on Form 8-K/A to which this pro forma information is attached as Exhibit 99.2, and are subject to change during the purchase price allocation period (generally one year from the acquisition date) as we finalize our estimates of fair value.

BLACKHAWK NETWORK HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 28, 2015
(In thousands)

	Historical
	Blackhawk	Achievers	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$219,416	$20,283	$(109,690)	(a)	$130,009
Restricted cash	3,189	—	—		3,189
Settlement receivables, net	237,233	—	—		237,233
Accounts receivable, net	176,620	18,801	—		195,421
Deferred income taxes	33,713	—	—		33,713
Other current assets	93,860	3,050	—		96,910
Total current assets	764,031	42,134	(109,690)		696,475
Property, equipment and technology, net	132,014	2,176	16,940	(b)	151,130
Intangible assets, net	161,040	—	80,350	(b)	241,390
Goodwill	328,510	—	54,970	(b)	383,480
Deferred income taxes	330,686	—	1,211	(e)	331,897
Other assets	86,285	—	—		86,285
TOTAL ASSETS	$1,802,566	$44,310	$43,781		$1,890,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$462,346	$—	$—		$462,346
Consumer and customer deposits	103,575	—	—		103,575
Accounts payable and accrued operating expenses	103,887	930	559	(a)	105,376
Deferred revenue	35,755	80,101	(8,154)	(c)	107,702
Note payable, current portion	37,384	—	—		37,384
Notes payable to Safeway	19,449	—	—		19,449
Bank line of credit	10,000	—	—		10,000
Other current liabilities	22,128	7,625	1,270	(a)	31,023
Total current liabilities	794,524	88,656	(6,325)		876,855
Deferred income taxes	8,101	—	6,316	(e)	14,417
Note payable	325,208	—	—		325,208
Other liabilities	10,096	1,874	(1,871)	(c)	10,099
Total liabilities	1,137,929	90,530	(1,880)		1,226,579

Total stockholders’ equity	664,637	(46,220)	45,661	(a) (f)	664,078
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,802,566	$44,310	$43,781		$1,890,657

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

BLACKHAWK NETWORK HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE WEEKS ENDED MARCH 28, 2015
(In thousands, except for per share amounts)

	Historical
	Blackhawk	Achievers	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES:
Commissions and fees	$220,402	$—	$—		$220,402
Program, interchange, marketing and other fees	73,104	3,724	—		76,828
Product sales	26,225	8,171	(1,225)	(c)	33,171
Total operating revenues	319,731	11,895	(1,225)		330,401
OPERATING EXPENSES:
Partner distribution expense	155,354	—	—		155,354
Processing and services	64,208	2,347	651	(b)	67,206
Sales and marketing	43,593	5,192	—		48,785
Costs of products sold	24,903	6,122	—		31,025
General and administrative	18,748	1,571	—		20,319
Transition and acquisition	175	—	—		175
Amortization of acquisition intangibles	5,974	—	1,871	(b)	7,845
Change in fair value of contingent consideration	(4,139)	—	—		(4,139)
Total operating expenses	308,816	15,232	2,522		326,570
OPERATING INCOME (LOSS)	10,915	(3,337)	(3,747)		3,831
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	(801)	(205)	—		(1,006)
Interest expense	(2,757)	(33)	(869)	(d)	(3,659)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	7,357	(3,575)	(4,616)		(834)
INCOME TAX EXPENSE (BENEFIT)	2,620	—	(2,790)	(e)	(170)
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	4,737	(3,575)	(1,826)		(664)
Net income attributable to non-controlling interests, net of tax	(31)	—	—		(31)
NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	$4,706	$(3,575)	$(1,826)		$(695)
EARNINGS (LOSS) PER SHARE:
Basic – Class A and Class B	$0.09				$(0.01)
Diluted – Class A and Class B	$0.08				$(0.01)
Weighted average shares outstanding—basic	53,323				53,323
Weighted average shares outstanding—diluted	55,416				53,323

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

BLACKHAWK NETWORK HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 3, 2015
(In thousands, except for per share amounts)

	Historical
	Blackhawk	Achievers	Pro Forma Adjustments		Pro Forma Combined
OPERATING REVENUES:
Commissions and fees	$1,107,782	$—	$—		$1,107,782
Program, interchange, marketing and other fees	220,257	11,528	—		231,785
Product sales	116,924	36,698	(5,494)	(c)	148,128
Total operating revenues	1,444,963	48,226	(5,494)		1,487,695
OPERATING EXPENSES:
Partner distribution expense	762,245	—	—		762,245
Processing and services	218,674	11,069	2,823	(b)	232,566
Sales and marketing	189,408	23,299	—		212,707
Costs of products sold	110,917	26,516	—		137,433
General and administrative	66,856	9,163	—		76,019
Transition and acquisition	2,134	—	—		2,134
Amortization of acquisition intangibles	19,705	—	8,107	(b)	27,812
Change in fair value of contingent consideration	(3,722)	—	—		(3,722)
Total operating expenses	1,366,217	70,047	10,930		1,447,194
OPERATING INCOME (LOSS)	78,746	(21,821)	(16,424)		40,501
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	(184)	(142)	—		(326)
Interest expense	(5,647)	(25)	(1,967)	(d)	(7,639)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	72,915	(21,988)	(18,391)		32,536
INCOME TAX EXPENSE (BENEFIT)	27,490	—	(13,787)	(e)	13,703
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	45,425	(21,988)	(4,604)		18,833
Net loss attributable to non-controlling interests (net of tax)	122	—	—		122
NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	$45,547	$(21,988)	$(4,604)		$18,955
EARNINGS PER SHARE:
Basic – Class A and Class B	$0.86				$0.36
Diluted – Class A and Class B	$0.83				$0.35
Weighted average shares outstanding—basic	52,531				52,531
Weighted average shares outstanding—diluted	54,309				54,309
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

BLACKHAWK NETWORK HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation
Purchase Price Allocation
On June 30, 2015, we completed the acquisition (the Acquisition) of Achievers Corp. and its subsidiaries (collectively, Achievers), and Achievers Corp. became our wholly owned subsidiary. We paid cash of $102.8 million with a final adjustment for working capital. If we had consummated the Acquisition on March 28, 2015, we would have owed $1.3 million for such working capital adjustment. The following table summarizes the components of the purchase consideration (in thousands):

Cash paid at closing	$102,761
Due to sellers for working capital adjustment	1,270
Total purchase consideration	$104,031
The following table presents the preliminary allocation of the purchase consideration. We based the allocation included in this pro forma financial information on the balance sheet of Achievers as of March 31, 2015. We will revise the actual purchase accounting allocation to reflect the net tangible assets, deferred income taxes and estimated fair value of deferred revenue of Achievers that existed on the acquisition date (in thousands):

Cash	$20,283
Accounts receivable	18,801
Other tangible liabilities, net	(10,257)
Deferred revenue	(71,951)
Deferred taxes	(5,105)
Identifiable technology and intangible assets	97,290
Goodwill	54,970
Total purchase consideration	$104,031
Of the total purchase price, we allocated a preliminary estimate of $97.3 million to amortizable intangible assets. We reflect the depreciation and amortization effect of the fair value adjustment to the amortizable intangible assets as pro forma adjustments to the unaudited pro forma condensed combined statements of operations as described in Note 3—Pro Forma Adjustments.
The follows table presents the components of the identifiable technology and intangible assets and their estimated useful lives at the acquisition date (in thousands):

	Fair Value	Useful Lives
Customer relationships	$73,890	15 years
Developed technology	16,940	6 years
Backlog	6,460	4 years
Total purchase consideration	$97,290
We will amortize customer relationships and backlog on a straight-line basis for the first 5.5 years and 2.5 years after the Acquisition, respectively, and on an accelerated basis thereafter, reflecting our estimates of the cash flows related to these assets.
We continue to evaluate certain pre-acquisition tax contingencies relating to Achievers that existed as of the acquisition date. If we conclude that we should record these pre-acquisition contingencies during the remainder of the purchase price allocation period, we will record these amounts to goodwill. If we record amounts related to these pre-acquisition contingencies after the end of the purchase price allocation period, we will record such amounts to our consolidated statements of income.

2. Reclassifications
Due to the material increase in our deferred revenue as a result of the Acquisition, we will begin to report Deferred revenue as a separate line item from Other current liabilities. As such, in our historical condensed consolidated balance sheet, we have reclassified Deferred revenue from previously reported amounts in Other current liabilities.
We have also made certain reclassifications to conform Achievers historical results to our presentation. These adjustments primarily relate to reclassifying:

i.	Prepaid and other current assets and Inventory to Other current assets

ii.	Accrued liabilities, Current portion of capital lease obligation and Current portion of deferred lease inducement as Other current liabilities

iii.	Deferred revenue (long-term) and Long-term portion of deferred lease inducement as Other long-term liabilities

iv.	Product development and certain amounts within Operations as Processing and services

v.	Certain amounts within Operations as Cost of products sold

vi.	Foreign currency exchange loss as Interest income and other income (expense), net
3. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a) Acquisition-Related Payments and Related Liabilities—The following table presents the cash we paid at the acquisition date for Achievers and for acquisition-related liabilities of Achievers at the acquisition date, which we present as a pro forma decrease to Cash and cash equivalents (in thousands):

Cash paid at closing	$(102,761)
Payments for Achievers' acquisition-related liabilities	(6,929)
Total pro forma decrease in cash and cash equivalents	$(109,690)
As discussed in Note 1—Basis of Pro Forma Presentation, we would owe $1.3 million as a working capital adjustment if we had acquired Achievers on March 28, 2015, which we reflect as a pro forma increase to Other current liabilities. Additionally, we incurred $0.6 million of acquisition-related expenses in connection with the Acquisition, which we reflect as a pro forma increase in Accounts payable and accrued operating expenses and pro forma decrease to Total stockholders’ equity.
(b) Intangible Assets and Amortization Expense—As discussed in Note 1—Basis of Pro Forma Presentation, we recognized intangible assets consisting of $80.4 million of customer relationships and backlog (which we present as Intangible assets, net), $55.0 million of goodwill and $16.9 million of developed technology (which we present as Property, equipment and technology, net). The pro forma adjustment for Property, equipment and technology, net equaled the fair value of developed technology because there was no book value for such technology, and the fair value for the remainder of Achievers’ Property, equipment and technology equaled its book value. The following table presents the amortization expense related to the amortization of customer relations and backlog, which we present in Amortization of acquisition intangibles, and amortization expense related to developed technology, which we present in Processing and services for the 12-weeks ended March 28, 2015 and the fiscal year ended January 3, 2015 (in thousands):

	Twelve Weeks Ended March 28, 2015	Fiscal Year Ended January 3, 2015
Amortization of customer relationships and backlog	$1,871	$8,107
Amortization of developed technology	651	2,823
Total pro forma increase in amortization expense	$2,522	$10,930
(c) Deferred Revenue—We estimated the fair value of Achievers' deferred revenue as of the acquisition date as cost to perform plus a reasonable profit margin to fulfill the remaining obligation. As a result, in allocating the purchase price, an adjustment was recorded to reduce the $88.1 million carrying amount of the deferred revenue to $76.8 million, which represents the estimated fair value of the obligation assumed. As customers purchase additional goods and services, we will record deferred revenue for the full value of the goods and services purchased.

We used the ratio of the fair value of deferred revenue to the book value of deferred revenue by obligation type to estimate the write-down in deferred revenue as of March 31, 2015 for our pro forma condensed combined balance sheets and as of December 31, 2013 to estimate the decrease in revenues for our pro forma condensed combined statements of operations.
The following table presents the estimated decrease in fair value of deferred revenue as of March 31, 2015 and December 31, 2013 (in thousands):

	March 31, 2015	December 31, 2013
Write-down of short-term portion of deferred revenue	$(8,154)	$(6,388)
Write-down of long-term portion of deferred revenue	(1,871)	(1,530)
Total pro forma decrease in deferred revenue	$(10,025)	$(7,918)
The following table presents the reduction of Product sales revenue as a result of the estimated pro forma decrease in deferred revenue as of December 31, 2013 for the 12-weeks ended March 28, 2015 and the fiscal year ended January 3, 2015 (in thousands):

	Twelve Weeks Ended March 28, 2015	Fiscal Year Ended January 3, 2015
Pro forma decrease in revenue	$(1,225)	$(5,494)
(d) Interest Expense—If we had consummated the Acquisition, we would have increased borrowings under our credit agreement with a groups of banks led by Wells Fargo, N.A. that we entered into on March 28, 2014, as amended, and our applicable margin on our borrowings would have increased as well. The following table presents the estimated increase in interest expense for the 12-weeks ended March 28, 2015 and the fiscal year ended January 3, 2015 (in thousands):

	Twelve Weeks Ended March 28, 2015	Fiscal Year Ended January 3, 2015
Pro forma increase in interest expense	$(869)	$(1,967)
(e) Income Taxes—As discussed in Note 1—Basis of Pro Forma Presentation, we recognized deferred tax liabilities of $5.1 million, which consisted of $25.9 million of deferred tax assets for net operating loss carryforwards and $31.0 million for deferred tax liabilities for nondeductible amortization of identifiable technology and intangible assets.
The pro forma combined provision for income taxes reflects i) the income tax benefit for Achievers’ pre-tax loss resulting from a) Achievers' filing consolidated income tax returns with us and/or b) the ability to recognize deferred tax assets for such losses due to deferred tax liabilities recognized for nondeductible amortization of identifiable technology and intangible assets that exceeded such deferred tax assets and ii) the income tax benefit related to pro forma adjustments (dollars in thousands):

	Twelve Weeks Ended March 28, 2015	Year Ended January 3, 2015
Achievers' pre tax loss	$(3,575)	$(21,988)
Estimated provision for income tax rates applicable to Achievers pre-tax loss	35.7%	35.6%
Pro forma provision for income taxes for Achievers pre-tax loss	$(1,276)	$(7,828)
Total pro forma adjustments recorded to decrease income before provision for income taxes	$(4,616)	$(18,391)
Estimated provision for income tax rates applicable to pro forma adjustments	32.8%	32.4%
Pro forma provision for income taxes related to pro forma adjustments	$(1,514)	$(5,959)
Total pro forma provision for income taxes	$(2,790)	$(13,787)

(f) Stockholders’ equity—To remove the historical balances of Achievers’ stockholders’ equity balance:

Common stock	$—
Preferred stock	(33,702)
Warrants	(77)
Additional paid-in capital	(4,808)
Accumulated deficit	88,900
Accumulated other comprehensive income	(4,093)
Total stockholders’ equity	$46,220

4. Earnings Per Share
The pro forma basic and diluted earnings per share (EPS) amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the weighted-average number of our common shares outstanding.
We compute EPS under the two-class method, which is a method of computing EPS when an entity has both common stock and participating securities. We consider nonvested stock as a participating security if it contains rights to receive nonforfeitable dividends at the same rate as common stock. Under the two-class method, we exclude the income and distributions attributable to participating securities from the calculation of basic and diluted EPS and exclude the participating securities from the weighted average shares outstanding.
The following table provides reconciliations of net income and pro forma net income and shares used in calculating basic EPS and pro forma basic EPS to those used in calculating diluted EPS and pro forma diluted EPS (in thousands, except per share amounts):

	12 Weeks Ended March 28, 2015
	Historical		Pro Forma
	Basic	Diluted	Basic	Diluted
Net income attributable to Blackhawk Network Holdings, Inc.	$4,706	$4,706	$(695)	$(695)
Distributed and undistributed earnings allocated to participating securities	(52)	(51)	(34)	(34)
Net income attributable to common stockholders	$4,654	$4,655	$(729)	$(729)
Weighted-average common shares outstanding	53,323	53,323	53,323	53,323
Common share equivalents		2,093		—
Weighted-average shares outstanding		55,416		53,323
Earnings per share	$0.09	$0.08	$(0.01)	$(0.01)

	Fiscal Year Ended January 3, 2015
	Historical		Pro Forma
	Basic	Diluted	Basic	Diluted
Net income attributable to Blackhawk Network Holdings, Inc.	$45,547	$45,547	$18,955	$18,955
Distributed and undistributed earnings allocated to participating securities	(232)	(226)	(122)	(119)
Net income attributable to common stockholders	$45,315	$45,321	$18,833	$18,836
Weighted-average common shares outstanding	52,531	52,531	52,531	52,531
Common share equivalents		1,778		1,778
Weighted-average shares outstanding		54,309		54,309
Earnings per share	$0.86	$0.83	$0.36	$0.35